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                                                                    EXHIBIT 99.2

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                                                                           PROXY

                          ADVANCED MICRO DEVICES, INC.
               SPECIAL MEETING OF STOCKHOLDERS--JANUARY 16, 1996

  The undersigned appoints W.J. SANDERS III and MARVIN D. BURKETT and each of them as proxies for the undersigned, with full power of substitution to represent and vote all of the stock of the undersigned at the Special Meeting of Stockholders of Advanced Micro Devices, Inc. to be held on January 16, 1996, and at any adjournment thereof, on the following matters as described in the Joint Proxy Statement/Prospectus accompanying the Notice of Meeting, receipt of which is hereby acknowledged, and according to their or his discretion on all other matters that may be properly presented for action at the meeting and at any postponement or adjournment thereof. The undersigned may revoke this proxy at any time prior to its exercise.

  Unless otherwise specified, this proxy will be voted FOR the proposals set forth below.

1. Proposal to approve and adopt an Agreement and Plan of Merger dated October 20, 1995, as amended, pursuant to which NexGen, Inc. will be merged with a wholly-owned subsidiary of Advanced Micro Devices, Inc. or with Advanced Micro Devices, Inc. as described in the Joint Proxy Statement/Prospectus.

    FOR [_]                       AGAINST [_]                ABSTAIN [_]

2. Proposal to approve an amendment to the Advanced Micro Devices, Inc. 1991 Stock Purchase Plan.

    FOR [_]                       AGAINST [_]                ABSTAIN [_]

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                                           Dated: _______________________, 199

                                           ____________________________________

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                                                Signature(s) of Stockholders

                                           Please sign exactly as the name or
                                           names appear in this proxy. If the
                                           stock is issued in the name of two
                                           or more persons, all of them should
                                           sign the proxy. A proxy executed by
                                           a corporation should be signed in
                                           its name by an authorized officer.
                                           Executors, ad- ministrators and
                                           trustees should so indicate when
                                           signing.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
 Please mark, date and return this proxy card promptly in the enclosed postpaid return envelope.